Exhibit 5.1

Weil, Gothsal & Manges LLP
200 Crescent Court
Suite 300
Dallas, Texas 75201
(214) 746-7700
Fax: (214) 746-7777

June 23, 2010

Viasystems Group, Inc.

101 South Hanley Road, Suite 400

St. Louis, Missouri 63105

Ladies and Gentlemen:

We have acted as counsel to Viasystems Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-8 (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration by the Company of 3,000,000 shares of common stock, par value $0.01 per share (the “Securities”), of the Company.  The Securities are reserved for issuance under the Company’s 2010 Equity Incentive Plan (the “Plan”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Third Amended and Restated Certificate of Incorporation of the Company; (ii) the Second Amended and Restated Bylaws of the Company; (iii) the Plan; (iv) the Registration Statement; and (v) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Securities have been duly authorized and, when issued and delivered upon receipt by the Company of consideration constituting lawful consideration under Delaware law in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the use of this letter as an exhibit to the Registration Statement.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP